UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 9, 2020

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2020, each of the named executive officers of Fiserv, Inc. (the “Company”) agreed to a temporary reduction in the base salaries otherwise payable to them, effective April 1, 2020. Jeffery Yabuki, Chairman and Chief Executive Officer, and Frank Bisignano, President and Chief Operating Officer, have each agreed to forgo 100% of the base salary that would have been payable to them, and Robert Hau, Devin McGranahan and Byron Vielehr have each agreed to forgo 20% of the base salary that would otherwise have been payable to them; provided that, in each case, such reduction will not include the portion of an executive’s base salary necessary to fund continued participation in the Company’s health and welfare benefits plans. The foregone compensation will be used to provide assistance to Company associates who experience financial hardship due to COVID-19 through the Fiserv Cares Fund.

The salary reductions will not modify other rights under applicable employment agreements (except that the temporary reduction will not constitute a “good reason” for termination under any agreement to which an officer is a party) or compensation plans determined by reference to the officer’s base salary. Such provisions and plans will continue to be applied using the base salary payable immediately prior to the reductions. Additionally, the salary reductions are not intended to reduce any Company employee benefit provided to such officers that is determined by reference to base salary, except as may be required by law.

Item 8.01.	Other Events.

On April 9, 2020, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) resolved to suspend the payment of all cash compensation payable to non-employee directors, which will also be used to provide assistance to Company associates related to COVID-19 through the Fiserv Cares Fund.

On April 9, 2020, the Compensation Committee also approved amendments to the Fiserv, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”), effective as of April 1, 2020, to suspend the discount on shares purchased under the ESPP for the period from April 1, 2020 until December 31, 2020.

This description of the ESPP, as amended effective April 1, 2020, does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is filed as Exhibit 4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4	Fiserv, Inc. Amended and Restated Employee Stock Purchase Plan, as amended effective April 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: April 10, 2020	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer and Treasurer